EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                             (AMOUNTS IN THOUSANDS)




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
                                                             ------------------------------    -----------------------------
                                                               THREE MONTH PERIODS ENDED          NINE MONTH PERIODS ENDED
                                                                      SEPTEMBER 30,                    SEPTEMBER 30,
                                                             ------------------------------    -----------------------------
                                                                               (AS RESTATED)                   (AS RESTATED)
                                                                  1997            1996              1997           1996
                                                             -------------     ------------    ------------    -------------
Primary net income applicable to common stock:
Net income applicable to common stock                           $   26,070        $  18,702      $    46,715     $    52,611
       Extraordinary charge                                             --              322               --           1,138
                                                                ----------        ---------      -----------     -----------
                                                                $   26,070        $  19,024      $    46,715     $    53,749
                                                                ==========        =========      ===========     ===========
Fully diluted net income applicable to common stock:
   Net income applicable to common stock                        $   26,070        $  18,702      $    46,715     $    52,611
       Extraordinary charge                                             --              322               --           1,138
       Common stock equivalents:
          Convertible preferred stock dividend requirements          4,457            3,450           13,171           7,332
                                                                ----------        ---------      -----------     -----------
                                                                $   30,527        $  22,474      $    59,886     $    61,081
                                                                ==========        =========      ===========     ===========
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
                                                                 --------------------------------   ------------------------------
                                                                    THREE MONTH PERIODS ENDED          NINE MONTH PERIODS ENDED
                                                                 ---------------------------------  ------------------------------
                                                                           SEPTEMBER 30,                    SEPTEMBER 30,
                                                                 ---------------------------------  -----------------------------
                                                                        1997            1996               1997            1996
                                                                 ---------------  ----------------  -----------------  ----------
Primary:
Shares outstanding beginning of period                                  28,648          22,880             28,648         22,880
Issuance of 5,131 shares on March 5, 1996                                   --           5,131                 --          3,914
Incremental shares applicable to Stock Warrants/Stock Options            1,004           1,676                993          1,434
Treasury shares                                                           (772)           (190)              (687)          (190)
                                                                      --------        --------           --------       --------
                                                                        28,880          29,497             28,954         28,038
                                                                      ========        ========           ========       ========
Fully diluted:
Shares outstanding beginning of period                                  28,648          22,880             28,648         22,880
Issuance of 5,131 shares on March 5, 1996                                   --           5,131                 --          3,914
Incremental shares applicable to Stock Warrants/Stock Options            1,004           1,722                993          1,477
Treasury shares                                                           (772)           (190)              (687)          (190)
Conversion of 2,300 shares of $3.375 Convertible Preferred
    Stock at a rate of 2.2123 common shares to 1 preferred share         5,088           5,088              5,088          5,088
Conversion of 2,875 shares of $3.50 Series II Convertible Preferred
    Stock at a rate of 1.4327 common shares to 1 preferred share         4,119           2,471              4,119            824
                                                                      --------        --------           --------       --------

                                                                        38,087          37,102             38,161         33,993
                                                                      ========        ========           ========       ========
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